Exhibit 99.1

Identiv Reports Third Quarter 2025 Financial Results

First Full Quarter of Thailand-Based Production Drove Expanded Gross Margins

Significant Progress in BLE Innovation, Strengthening Identiv’s BLE Market Leadership

Santa Ana, Calif. — November 10, 2025 — Identiv, Inc. (NASDAQ: INVE), a global leader in RFID- and BLE-enabled Internet of Things (IoT) solutions, today released its financial results for the third quarter ended September 30, 2025.

“Focused execution of our Perform-Accelerate-Transform (P-A-T) strategy drove the improvement and expansion of our gross margins in the third quarter,” said Identiv CEO Kirsten Newquist. “As the value proposition of our RFID and BLE solutions resonates deeply with customers, we believe that we are strategically positioned to lead in a market driven by compelling long-term secular trends.”

Financial Results for Fiscal Third Quarter 2025

Revenue for the third quarter of 2025 was $5.0 million, compared to $6.5 million in the third quarter of 2024. This year-over-year decrease was as expected and due to lower sales as we exited lower-margin business earlier in the year.

Third quarter 2025 GAAP gross margin was 10.7% and non-GAAP gross margin was 19.1%, compared to third quarter 2024 GAAP gross margin of 3.6% and non-GAAP gross margin of 9.3%. The year-over-year improvement primarily reflects the completion of the transition of all production to Thailand, which contributed to reduced manufacturing overhead and direct labor costs.

GAAP operating expenses, including research and development, selling and marketing, general and administrative, and restructuring and severance, were $6.1 million in the third quarter of 2025, compared to $9.8 million in the third quarter of 2024. The decrease in GAAP operating expenses was driven primarily by a reduction in strategic review-related costs. Non-GAAP operating expenses were $4.5 million in the third quarter of 2025, compared to $5.1 million in the third quarter of 2024. The decrease in non-GAAP operating expenses reflects management’s disciplined resource allocation in support of the Company’s organic growth initiatives as outlined in the P-A-T strategic framework.

Third quarter 2025 GAAP net loss from continuing operations was ($3.5) million, or ($0.15) per basic and diluted share, compared to GAAP net loss from continuing operations of ($9.3) million, or ($0.40) per basic and diluted share, in the third quarter of 2024. This reduction was primarily due to strategic review-related costs associated with the physical security asset sale of $3.6 million incurred in the third quarter of 2024 compared to $0.4 million in the third quarter of 2025.

Non-GAAP adjusted EBITDA loss in the third quarter of 2025 was ($3.6) million, compared to ($4.5) million in the third quarter of 2024. This was primarily due to the reduction in fixed manufacturing costs at our Singapore facility, improved utilization of our manufacturing production facility in Thailand, as well as management’s continued targeted allocation of operating expenses as we execute on our P-A-T strategic initiatives.

Financial Outlook

Identiv provides guidance based on current market conditions and expectations, including macroeconomic conditions and customer demand. For the fourth quarter of fiscal 2025, management currently expects net revenue to be in the range of $5.4 million to $5.9 million.

Conference Call

Identiv management will hold a conference call today, November 10, 2025, at 5:00 p.m. EST (2:00 p.m. PST) to discuss the company’s third quarter 2025 financial results. A question-and-answer session will follow management’s presentation.

Toll-Free: +1 877-545-0523

International Number: +1 973-528-0016

Call ID: 405893

Webcast link: Register and Join

The teleconference replay will be available through November 24, 2025, by dialing +1 877-481-4010 (Toll-Free Replay Number) or +1 919-882-2331 (International Replay Number) and entering passcode 53068.

If you have any difficulty connecting with the teleconference, please contact Identiv Investor Relations at IR@identiv.com.

About Identiv

Identiv’s RFID- and BLE-enabled IoT solutions create digital identities for physical objects, enhancing global connectivity for businesses, people, and the planet. Its solutions, integrated into over 2.0 billion applications worldwide, drive innovation across healthcare, consumer electronics, luxury goods, smart packaging, and more. For additional information, visit identiv.com.

Non-GAAP Financial Measures

This press release includes financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (GAAP), including non-GAAP adjusted EBITDA, non-GAAP gross profit, non-GAAP gross margin and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating ongoing operational performance. Identiv believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Non-GAAP gross profit and margin exclude stock-based compensation and amortization and depreciation. Non-GAAP adjusted EBITDA excludes items that are included in GAAP net loss, GAAP operating expenses, and GAAP gross margin, and excludes income tax provision (benefit), interest income, net, foreign currency losses (gains), net, stock-based compensation, amortization and depreciation, restructuring and severance, and strategic review-related costs. Non-GAAP operating expenses exclude stock-based compensation, amortization and depreciation, strategic review-related costs, and restructuring and severance. The exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of management of Identiv and can be identified by words such as “anticipate,” “believe,” “continue,” “plan,” “will,” “intend,” “expect,” “outlook,” and similar references to the future. Any statement that is not a historical fact is a forward-looking statement, including statements regarding: Identiv’s expectations regarding its future operating and financial outlook and performance, including 2025 fourth quarter guidance and outlook; Identiv’s strategy, opportunities, focus and goals; and Identiv’s expectations and beliefs regarding its market positioning and its ability to capitalize on long-term secular trends driving demand for RFID and BLE solutions. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside Identiv’s control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: Identiv’s ability to continue the momentum in its business; Identiv’s ability to successfully execute its business strategy; Identiv’s ability to capitalize on trends in its business and the continuation of those trends; Identiv’s ability to satisfy customer demand and expectations; the level and timing of customer orders and changes/cancellations; the loss of customers, suppliers or partners; the success of Identiv’s products and strategic partnerships; Identiv’s ability to successfully enter into definitive agreements for strategic partnerships or collaborations; the impact of macroeconomic conditions and customer demand, inflation, tariffs and increases in prices; and the other factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and subsequent reports filed with the Securities and Exchange Commission. All forward-looking statements are based on information available to Identiv on the date hereof, and Identiv assumes no obligation to update such statements.

Investor Relations Contact:

IR@identiv.com

Media Contact:

press@identiv.com

Identiv, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net revenue	$5,009	$6,532	$15,318	$19,931
Cost of revenue	4,475	6,294	15,126	18,596

Gross profit	534	238	192	1,335

Operating expenses:
Research and development	828	1,102	2,505	2,965
Selling and marketing	1,369	1,657	4,322	4,654
General and administrative	3,517	7,032	9,720	15,052
Restructuring and severance	402	—	1,082	—

Total operating expenses	6,116	9,791	17,629	22,671

Loss from continuing operations	(5,582)	(9,553)	(17,437)	(21,336)
Non-operating income (expense):
Interest income, net	1,309	244	3,841	8
Foreign currency gains (losses), net	(25)	340	(1,425)	55

Loss from continuing operations before income tax benefit (provision)	(4,298)	(8,969)	(15,021)	(21,273)
Income tax benefit (provision)	847	(360)	739	(361)

Net loss from continuing operations	(3,451)	(9,329)	(14,282)	(21,634)
Net Income (loss) from discontinued operations, net of tax:
Loss from Physical Security Business, net of tax	—	(4,268)	—	(2,737)
Gain on sale of Physical Security Business, net of tax	—	99,546	—	99,546

Income from discontinued operations, net of tax	—	95,278	—	96,809

Net income (loss)	(3,451)	85,949	(14,282)	75,175
Cumulative dividends on Series B convertible preferred stock	(207)	(201)	(617)	(682)

Net income (loss) available to common stockholders	$(3,658)	$85,748	$(14,899)	$74,493

Net income (loss) per common share:
Basic and diluted - continuing operations	$(0.15)	$(0.40)	$(0.63)	$(0.95)
Basic and diluted - discontinued operations	$—	$4.03	$—	$4.12
Basic and diluted - net income (loss)	$(0.15)	$3.62	$(0.63)	$3.17
Weighted average common shares outstanding:
Basic and diluted	23,849	23,660	23,736	23,496

Identiv, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$126,266	$135,646
Restricted cash	300	300
Accounts receivable, net of allowances	4,403	4,214
Inventories	5,909	7,475
Prepaid expenses and other current assets	5,256	5,210

Total current assets	142,134	152,845
Property and equipment, net	7,369	7,694
Operating lease right-of-use assets	979	2,000
Other assets	542	686

Total assets	$151,024	$163,225

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,436	$2,746
Operating lease liabilities	870	852
Accrued compensation and related benefits	808	862
Accrued income taxes payable	1,226	1,173
Other accrued expenses and liabilities	1,403	2,327

Total current liabilities	6,743	7,960
Long-term operating lease liabilities	587	1,167
Other long-term liabilities	29	29

Total liabilities	7,359	9,156
Total stockholders’ equity	143,665	154,069

Total liabilities and stockholders’ equity	$151,024	$163,225

Identiv, Inc.

Reconciliation of GAAP to Non-GAAP Financial Information - Continuing Operations

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2025	2024	2025	2024
Reconciliation of GAAP gross margin to non-GAAP gross margin
GAAP gross profit	$534	$238	$192	$1,335

Reconciling items included in GAAP gross profit:
Stock-based compensation	5	5	15	17
Amortization and depreciation	415	362	1,277	1,130

Total reconciling items included in GAAP gross profit	420	367	1,292	1,147

Non-GAAP gross profit	$954	$605	$1,484	$2,482

Non-GAAP gross margin	19%	9%	10%	12%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$6,116	$9,791	$17,629	$22,671

Reconciling items included in GAAP operating expenses:
Stock-based compensation	(703)	(1,091)	(2,396)	(2,583)
Amortization and depreciation	(117)	(64)	(235)	(154)
Strategic review-related costs	(372)	(3,551)	(376)	(6,120)
Restructuring and severance	(402)	—	(1,082)	—

Total reconciling items included in GAAP operating expenses	(1,594)	(4,706)	(4,089)	(8,857)

Non-GAAP operating expenses	$4,522	$5,085	$13,540	$13,814

Reconciliation of GAAP net loss from continuing operations to non-GAAP adjusted EBITDA
GAAP net loss from continuing operations	$(3,451)	$(9,329)	$(14,282)	$(21,634)

Reconciling items included in GAAP net loss:
Income tax provision (benefit)	(847)	360	(739)	361
Interest income, net	(1,309)	(244)	(3,841)	(8)
Foreign currency losses (gains), net	25	(340)	1,425	(55)
Stock-based compensation	708	1,096	2,411	2,600
Amortization and depreciation	532	426	1,512	1,284
Strategic review-related costs	372	3,551	376	6,120
Restructuring and severance	402	—	1,082	—

Total reconciling items included in GAAP net loss from continuing operations	(117)	4,849	2,226	10,302

Non-GAAP adjusted EBITDA	$(3,568)	$(4,480)	$(12,056)	$(11,332)